AS Pro

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Independent Auditors"
and to the incorporation by reference in this  Registration  Statement (Form S-2
No.  333-26695)  of our report dated  February 11, 2000,  included in the Annual
Report on Form 10-K of American Skandia Life Assurance  Corporation for the year ended  December  31, 1999  appearing  in the  Prospectus,  and to the use of our report dated February 11, 2000 on American  Skandia Life  Assurance  Corporation
Variable  Account  B -  Class  1,  appearing  in  the  Statement  of  Additional
Information, which are part of this Registration Statement.

/s/Ernst & Young LLP

Hartford, Connecticut
January 17, 2001